EXHIBIT 3.1

Amended July 28, 2015

AMENDED AND RESTATED REGULATIONS
OF
FIRST FINANCIAL BANCORP.

ARTICLE I
MEETINGS OF SHAREHOLDERS

SECTION 1.1. ANNUAL MEETING. The annual meeting of shareholders of the Corporation shall be held on the fourth Tuesday in May of each year or on such other date as may be fixed from time to time by the directors, at such time as the directors may determine.

SECTION 1.2. SPECIAL MEETINGS. Special meetings of shareholders for any purpose or purposes may be called by the Chair of the Board, by the Chief Executive Officer, by the President or Vice President authorized to exercise the authority of the Chief Executive Officer in the case of the Chief Executive Officer's absence, death or disability, by resolution of the directors or by the holders of not less than one-half of the outstanding voting power of the Corporation.

SECTION 1.3. QUORUM. At all meetings of shareholders, the holders of record of a majority of shares entitled to vote at each meeting, present in person or by proxy, shall constitute a quorum, but no action required by law, the Articles of the Corporation or these Amended and Restated Regulations to be authorized or taken by the holders of a designated proportion of the shares of any particular class or of each class, may be authorized or taken by a lesser proportion. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

SECTION 1.4. PROXIES. At any meeting of the shareholders, any shareholder of record entitled to vote at the meeting may be represented and may vote by a proxy or proxies appointed by a writing signed by such shareholder or appointed by a verifiable communication authorized by such shareholder in accordance with Ohio law, but such writing or evidence of a verifiable communication shall be filed with the secretary of the meeting or the inspector(s) of election before the person holding such proxy shall be allowed to vote under the proxy. No appointment of a proxy shall be valid after the expiration of eleven months after the date it is made, unless the shareholder executing it shall have specified in the proxy the date on which it is to expire or the length of time it is to continue in force. Voting by proxy or proxies shall be governed by Ohio law, including the provisions relating to the sufficiency of the writing or other communication, the duration of the validity of the proxy or proxies, and the power of substitution and revocation.

SECTION 1.5. PLACE OF MEETINGS. All meetings of shareholders shall be held at the principal office of the Corporation, unless otherwise provided by action of the directors. Meetings of shareholders may be held at any place within or without the State of Ohio. If authorized by the directors, meetings of shareholders may be held solely by means of communications equipment as permitted by Ohio law.

SECTION 1.6. NOTICE. (i) Written notice stating the time, place, if any, and purposes of a meeting of the shareholders, and the means, if any, by which shareholders can be present and vote at the meeting through the use of communications equipment, shall be given either by personal delivery or by mail, overnight delivery service, or any other means of communication permitted by Ohio law, at least ten days before the date of the meeting, (a) to every shareholder of record entitled to notice of the meeting, and (b) by or at the direction of the Chief Executive Officer or the Secretary. If mailed or sent by overnight delivery service, such notice shall be sent to the shareholder's address as it appears on the records of the Corporation. If sent by another means of communication in the manner permitted by Ohio law, the notice shall be sent to the address furnished by the shareholder for those transmissions. Notice of adjournment of a meeting need not be given if the time, place, if any, to which it is adjourned and the means, if any, by which shareholders can be present and vote at the meeting through the use of communications equipment, are fixed and announced at the meeting. In the event of a transfer of shares after the record date for determining the shareholders who are entitled to receive notice of a meeting of shareholders, it shall not be necessary to give notice to the transferee. Nothing in this Section 1.6 prevents the setting of a record date in the manner provided by law, the Articles of the Corporation or these Amended and Restated Regulations for the determination of shareholders who are entitled to receive notice of or to vote at any meeting of shareholders or for any purpose required or permitted by law.

(ii) Following receipt by the Chief Executive Officer or the Secretary of a request in writing, specifying the purpose or purposes for which the persons properly making such request have called a meeting of shareholders, delivered either in person or by registered mail to such officer by any persons entitled to call a meeting of shareholders, such officer shall cause to be given to the shareholders entitled to notice, notice of a meeting to be held on a date not less than ten days after the receipt of the request, as the officer may fix. If the notice is not given within fifteen days after the receipt of the request by the Chief Executive Officer or the Secretary, then, and only then, the persons properly calling the meeting may fix the time of meeting and give notice on the time of meeting in accordance with the provisions of the Regulations.

ARTICLE II
DIRECTORS

SECTION 2.1. NOMINATION. Nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of directors generally. Shareholders intending to nominate director candidates for election must deliver written notice thereof to the Secretary of the Corporation not later than (i) with respect to an election to be held at any annual meeting of shareholders, 90 days prior to the date one year from the date of the immediately preceding annual meeting of shareholders, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. Such a notice timely given by a shareholder shall set forth certain information concerning such shareholder and his or her nominee(s), including: the name and address of the shareholder and each nominee; the age and principal occupation or employment of each nominee; the number of shares of equity securities beneficially owned by each nominee; a representation that the shareholder is a holder of record of shares entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; a description of all arrangements or understandings between the shareholder and each nominee; such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors; and the consent of each nominee to serve as a director of the Corporation if elected. The Corporation may also require any proposed nominee to furnish other information reasonably required by the Corporation to determine the proposed nominee's eligibility to serve as a director. The presiding officer at the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures, and any person not nominated in accordance with the foregoing procedures shall not be eligible for election as a director.

SECTION 2.2. NUMBER; ELECTION. (i) The number of directors of the Corporation, which shall not be less than nine nor more than twenty-five, shall be established from time to time (a) by the affirmative vote of two-thirds of the then authorized number of directors or (b) at a meeting of the shareholders called for the purpose of electing directors at which a quorum is present, by the affirmative vote of the holders of at least two-thirds of the outstanding voting power of the Corporation voting as a single class. Until changed in accordance with this Section 2.2, the number of directors shall be fourteen. Each director shall be elected to serve until the next annual meeting of shareholders and until the director’s successor is duly elected and qualified or until the director’s earlier resignation, removal from office, or death.

(ii) The election of directors shall be held at the annual meeting of shareholders, except that a majority of the directors in office at any time, though less than a majority of the whole authorized number of directors, may, by the vote of a majority of their number, fill any director's office that is created by an increase in the number of directors or by a vacancy; provided, however, that in any period between annual meetings of shareholders, the directors will not increase the number of directors by more than three. A vacancy is created by the death, resignation, removal or incapacity of a director prior to the end of his or her term or by the failure of the shareholders at any time to elect the whole authorized number of directors. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall hold office for the remaining term of his or her predecessor. No reduction in the number of directors shall of itself have the effect of shortening the term of an incumbent director.

SECTION 2.3. MEETINGS. Meetings of the Board of Directors shall be held at the principal office of the Corporation or at such other place, within or without the State of Ohio, as may be determined by the Board of Directors. Meetings of the directors may be held through any communications equipment if all persons participating can hear each other, and participation in a meeting pursuant to this provision shall constitute presence at such meeting. Two days’ notice of such meeting shall be given to each director, unless the Board of Directors has fixed a regular time and place for such meetings, in which case no notice shall be required for meetings held at such time and place. Meetings may be called by the Chair of the Board, the Chief Executive Officer, or by any seven directors, upon giving the notice as herein required.

SECTION 2.4. DIRECTOR EMERITUS. The Board of Directors shall have the right from time to time to choose as Directors Emeritus persons who have had prior service as directors and who may receive such compensation as shall be fixed from time to time by the Board of Directors.

SECTION 2.5. COMMITTEES. The Board of Directors is authorized to create an Executive Committee or any other committee of directors, to consist of one or more directors (subject to any other requirements as to the number of directors serving on a committee that may be imposed by law or the rules and regulations of the Securities and Exchange Commission or any other regulatory authority), and may authorize the delegation to such Executive Committee or other committees of any of the authority of the directors, however conferred, other than that of filling vacancies among the directors or on the Executive Committee or on any other committee of the directors. The directors may appoint one or more directors as alternate members of any such Executive Committee or any other committee of directors who may take the place of any absent member or members at any meeting of a particular committee.

ARTICLE III
OFFICERS

SECTION 3.1. CHAIR OF THE BOARD. The Board of Directors may appoint one of its members to be Chair of the Board to serve at the pleasure of the Board. The Chair shall preside at all meetings of the Board of Directors. The Chair shall exercise such powers and duties, as from time to time may be conferred upon, or assigned to, the Chair by the Board of Directors.

SECTION 3.2. CHIEF EXECUTIVE OFFICER. The Board of Directors shall appoint one of its members to be Chief Executive Officer of the Corporation. In the absence of the Chair, the Chief Executive Officer shall preside at any meeting of the Board of Directors. The Chief Executive Officer shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the office of Chief Executive Officer or president, or imposed by these Amended and Restated Regulations. The Chief Executive Officer shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to, the Chief Executive Officer by the Board of Directors.

SECTION 3.3. PRESIDENTS AND VICE PRESIDENTS. The Board of Directors may appoint one or more Presidents or Vice Presidents. Each President or Vice President shall have such powers and duties as may be assigned to such officer by the Chief Executive Officer.

SECTION 3.4. SECRETARY. The Board of Directors shall appoint a Secretary who shall keep accurate minutes of all meetings. The Secretary shall attend to the giving of all notices required by these Amended and Restated Regulations to be given. The Secretary shall be custodian of the corporate seal, records, documents and papers of the Corporation. The Secretary shall provide for the keeping of proper records of all transactions of the Corporation. The Secretary shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of the Secretary or imposed by these

Amended and Restated Regulations. The Secretary shall also perform such other duties as may be assigned to the Secretary, from time to time by the Chief Executive Officer.

SECTION 3.5. OTHER OFFICERS. All other officers appointed by the Board of Directors shall have such duties as defined by law and as may from time to time be assigned to them by the Chief Executive Officer or the Board of Directors.

SECTION 3.6. TERM OF OFFICE. All officers of the Corporation shall be chosen by the Board of Directors by a majority vote and shall hold office at the pleasure of the Board of Directors. The Board of Directors may remove any officer at any time with or without cause by a majority vote.

ARTICLE IV
INDEMNIFICATION

The Corporation shall, to the full extent permitted by the General Corporation Law of Ohio, indemnify all persons whom it may indemnify pursuant hereto.

ARTICLE V
CERTIFICATES

SECTION 5.1. CERTIFICATES FOR SHARES. Except as set forth in Section 5.2 hereof, certificates evidencing the ownership of shares of the Corporation shall be issued to those entitled to them by transfer or otherwise. Each certificate for shares shall bear a distinguishing number, the signature of the Chief Executive Officer or Chairman of the Board, and of the Secretary of the Corporation, the corporate seal, and such recitals as may be required by law. Such signatures and seal on the certificate may be facsimiles or reproductions.

SECTION 5.2. UNCERTIFICATED SHARES. The Board of Directors, subject to the immediately succeeding paragraph, may provide by resolution that some or all of any or all classes and series of shares of the Corporation shall be uncertificated shares, provided that the resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the Corporation and the resolution shall not apply to a certificated security issued in exchange for an uncertificated security. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner of the shares a written notice containing the information required to be set forth or stated on share certificates in accordance with all applicable laws. Except as expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

SECTION 5.3. TRANSFERS OF SHARES. Subject to any applicable provision of law or the Articles of the Corporation, transfers of shares of the Corporation shall be made only upon its books, upon surrender and cancellation of a certificate or certificates for the shares so transferred. Any certificate so presented for transfer shall be endorsed or shall be accompanied by separate written assignment or a power of attorney, signed by the person appearing by the certificate to be the owner of the shares represented thereby. Any uncertificated shares shall be transferable in person or by attorney upon written request in form and substance acceptable to the Corporation or any transfer agent for the applicable class of shares, accompanied by a duly endorsed stock power and/or such other assurances as the Corporation or such transfer agent may require as to the genuineness and effectiveness thereof.

SECTION 5.4. LOST, STOLEN, DESTROYED, OR MUTILATED CERTIFICATES. Subject to Section 5.2 hereof, the Corporation may, in its discretion, upon evidence satisfactory to it of the loss, theft, or destruction of any certificate for shares of the Corporation, authorize the issuance of a new certificate in lieu thereof, and may, in its discretion, require as a condition precedent to such issuance, the giving, by the owner of such alleged lost, stolen, or destroyed certificate, of a bond of indemnity, in form and amount, with surety, satisfactory to the Corporation, against any loss or damage which may result to, or claim which may be made against, the Corporation, or any transfer agent or registrar of its shares, in connection with such alleged lost, stolen, or destroyed, or such new, certificate. If any certificate for shares of the Corporation becomes worn, defaced, or mutilated, the Corporation may, upon production and surrender thereof, order that the same be canceled and that a new certificate be issued in lieu thereof.

ARTICLE VI
CORPORATE SEAL

SECTION 6.1. CORPORATE SEAL. The Chair of the Board, the Chief Executive Officer, President, Vice President, or Secretary or other officers designated by the Board of Directors, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. The seal of the Corporation shall be such as the Board of Directors may from time to time determine.

ARTICLE VII
MISCELLANEOUS PROVISIONS

SECTION 7.1. FISCAL YEAR. The fiscal year of the Corporation shall be the calendar year.

SECTION 7.2. EXECUTION OF INSTRUMENTS. All agreements, deeds, conveyances, transfers, certificates, and any other documents may be signed on behalf of the Corporation by the Chair of the Board, the Chief Executive Officer, or such other designated officers that the Board of Directors may designate from time to time.

SECTION 7.3. RECORDS. The Articles of the Corporation, these Amended and Restated Regulations, and the proceedings of all meetings of the shareholders, the Board of Directors, standing committees of the Board of Directors, shall be recorded in appropriate minute books provided for the purpose. The minutes of each meeting shall be signed by the Secretary or other officer appointed to act as Secretary of the meeting.

SECTION 7.4. FORUM FOR ADJUDICATION OF DISPUTES. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Common Pleas of Hamilton County, Ohio or, if that Court does not have jurisdiction, the United States District Court for the Southern District of Ohio, Western Division sitting in Cincinnati, shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or to the Corporation’s shareholders, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of Chapter 1701 of the Ohio Revised Code, the Articles of the Corporation or these Amended and Restated Regulations, or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Section 7.4.

ARTICLE VIII
AMENDMENT, ALTERATION OR REPEAL

SECTION 8.1. INSPECTION. A copy of these Amended and Restated Regulations, with all amendments thereto, shall at all times be kept in a convenient place at the office of the Corporation, and shall be open for inspection during all business hours.

SECTION 8.2. AMENDMENTS. These Amended and Restated Regulations may be amended, altered, repealed, or replaced (a) by the affirmative vote of the holders of at least two-thirds of the outstanding voting power of the Corporation voting as a single class at a meeting of shareholders called for such purpose, unless such amendment, alteration, repeal or replacement is recommended by the affirmative vote of two-

thirds of the whole authorized number of directors, in which case these Amended and Restated Regulations may be amended, altered, repealed or replaced by the affirmative vote of the holders of a majority of the outstanding voting power of the Corporation voting as a single class at a meeting of shareholders called for such purpose or (b) by the affirmative vote of two-thirds of the whole authorized number of directors to the extent permitted by Ohio law.